Exhibit 4.1
REGISTRATION RIGHTS AGREEMENT
     This Registration Rights Agreement (the “Agreement”) is entered into as of July 27, 2009 (the “Execution Date”), by and among Weatherford International Ltd., a joint-stock corporation organised and existing under the Laws of Switzerland (the “Company”), Novy Investments Limited, a limited liability company organised and existing under the Laws of Cyprus (Company Number 109592) (“Seller”) and any other Eligible Sellers who may become a party to this Agreement after the Execution Date. Capitalised terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement (as defined below).
RECITALS
     SECTION 1.02. Seller is acquiring the Consideration Shares and the Contingent Shares (as defined below), if any, pursuant to a Sale and Purchase Agreement dated May 29, 2009 (the “Purchase Agreement”) by and between Seller and the Company.
     SECTION 1.03. Pursuant to Section 2.03(b)(v) and Section 5.16(g) of the Purchase Agreement, the Company has agreed to enter into this Agreement with Seller to set forth the registration rights to be granted by the Company to Seller.
     NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants, and conditions set forth herein and in the Purchase Agreement, the parties mutually agree as follows:
AGREEMENT
     1. Certain Definitions. As used in this Agreement, the following terms not defined elsewhere shall have the following respective meanings:
     “Blackout Period” means, with respect to a registration, a period in each case commencing on the day immediately after the Company notifies the Eligible Sellers that they are required, pursuant to Section 5(f), to suspend offers and sales of Registrable Securities during which the Company, in the good faith judgment of its Board of Directors, determines (because of the existence of, or in anticipation of, any acquisition, financing activity, or other transaction involving the Company, or the unavailability for reasons beyond the Company’s control of any required financial statements, disclosure of information which is in its best interest not to publicly disclose, or any other event or condition of similar significance to the Company) that the registration and distribution of the Registrable Securities to be covered by such Registration Statement, if any, would be seriously detrimental to the Company and its shareholders and ending on the earlier of (a) the date upon which the material non-public information commencing the Blackout Period is disclosed to the public or ceases to be material and (b) such time as the Company makes such Registration Statement effective again, or allows sales pursuant to such Registration Statement to resume; provided, however, that the Company shall limit its use of Blackout Periods described in this Section 1, in the aggregate, to thirty (30) Trading Days.

     “Commission” means the SEC or any other federal agency at the time administering the Securities Act. “Contingent Shares” means any Weatherford Shares comprising a Guarantee Payment under Section 5.16(f) of the Purchase Agreement.
     “Registrable Securities” means the Consideration Shares and the Contingent Shares, if any, delivered, or to be delivered, to Seller pursuant to the terms of the Purchase Agreement; provided, however, that a Registrable Security shall cease to be a Registrable Security upon the earlier of the time (a) the Registration Statement covering such Registrable Security has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective Registration Statement, (b) such Registrable Security has been, or can be in a single transaction and without restriction, disposed of pursuant to any section of Rule 144 under the Securities Act (or any similar provision then in force), or (c) such Registrable Security has been assigned, sold or otherwise transferred in a transaction in which the transferor’s rights under this Agreement are not assigned.
     “Registration Filing Date” means (a) with regard to Consideration Shares, five (5) Business Days after the date on which the Consideration Shares are delivered pursuant to Section 2.04 of the Purchase Agreement, and (b) with regard to Contingent Shares, five (5) Business Days after the date on which the Contingent Shares are delivered pursuant to Section 5.16(f) of the Purchase Agreement.
     “Registration Statement” shall have the meaning set forth in the Purchase Agreement, and shall also include for purposes of this Agreement, as applicable, the Final Prospectus Supplement and any other amendments or supplements filed pursuant to this Agreement relating to the registration of Registrable Securities.
     2. Term. The rights granted to the Eligible Sellers hereunder shall continue in full force and effect until such time as there are no Registrable Securities hereunder or the Company’s obligations under Section 5(a) have otherwise ceased; provided that any Eligible Seller may, without prejudice to the rights of any other Eligible Seller hereunder, terminate its rights hereunder by written agreement with the Company.
     3. Representations and Warranties Relating to Registration Statement and Prospectuses.
          (a) The Company meets the current requirements for use of Form S-3 under the Securities Act and has prepared and filed with the SEC a registration statement on Form S-3 (file number 333-150764) (the “Registration Statement”), including a related base prospectus (the “Base Prospectus”), for registration under the Securities Act of the offering and sale of Weatherford Shares. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 under the Securities Act. In connection with the post-effective amendment to the Registration Statement filed on February 26, 2009, the requirements of Rule 414 under the Securities Act were satisfied. The Registration Statement, at the Execution Time, is effective and meets the requirements set forth in Rule 415(a)(1)(i). The initial effective date of the Registration Statement was not earlier than the date three years before the Execution Time.

          (b) On each Effective Date, the Registration Statement did or will, as applicable, and on the applicable filing date pursuant to Rule 424(b), the Final Prospectus Supplement (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules thereunder. The Registration Statement did not, on its initial Effective Date, and will not, on any subsequent Effective Date as then amended or supplemented, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and, on the date of filing of any supplement to the Base Prospectus, pursuant to Rule 424(b), the Base Prospectus (as then supplemented) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty regarding any and all information contained in or omitted from the Registration Statement or the Final Prospectus Supplement (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of Seller or any Eligible Seller specifically for use therein, or to the extent that such information relates to any Eligible Seller’s proposed method of distribution of Consideration Shares and was reviewed and expressly approved in writing by Seller or such Eligible Seller expressly for use therein. Without limiting the generality of the foregoing, the Company is not required to include in the Registration Statement or the Final Prospectus any separate or pro forma financial statements relating to the transactions contemplated hereby pursuant to the requirements of Rule 3-05 or Article 11 of Regulation S-X.
          (c) The Company was, at the time of filing the Registration Statement, is, at the Execution Time, and will be, at the time of filing the Final Prospectus Supplement and at each relevant “date of determination” pursuant to Rule 405 under the Securities Act thereafter, a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act.
          (d) The Company was not, at the time of filing the Registration Statement, is not, at the Execution Time, and will not be, at the time of filing the Final Prospectus Supplement or at any relevant “date of determination” pursuant to Rule 405 under the Securities Act thereafter, an “ineligible issuer” as defined in Rule 405 under the Securities Act.
     4. Registration. No later than the Registration Filing Date, (a) the Company shall file with the Commission a Final Prospectus Supplement relating to the Registration Statement and relating to the resale by the Eligible Sellers of all of the Consideration Shares comprising the Registrable Securities and (b) a prospectus supplement relating to the Registration Statement and covering the Contingent Shares pursuant to Rule 424(b).
     5. Registration Procedures. In the case of each registration, qualification, or compliance effected by the Company pursuant to Section 4 or Section 5(e) hereof, the Company will keep each Eligible Seller including securities therein reasonably advised in writing (which may include e-mail) as to the initiation of each registration, qualification, and compliance and as to the completion thereof. At its expense with respect to the Registration Statement filed pursuant to Section 4, the Company will:

     (a) use its reasonable best efforts to cause such Registration Statement to remain effective at least for a period ending with the first to occur of (i) the date which is six (6) months following the Settlement Date (or for such longer period if extended pursuant to Section 6), (ii) the sale of all Registrable Securities covered by the Registration Statement, and (iii) the date which the unsold securities covered by the Registration Statement cease to be Registrable Securities (in any case, the “Effectiveness Period”); the Company shall be deemed not to have used its reasonable best efforts to cause such Registration Statement to remain effective during the requisite period if it voluntarily takes any action that would result in Eligible Sellers covered thereby not being able to offer and sell such securities during that period, unless such action is required by Applicable Law.
     (b) if the Registration Statement is subject to review by the Commission, promptly respond to all comments and use its reasonable best efforts to diligently pursue resolution of any comments to the satisfaction of the Commission;
     (c) prepare and file with the Commission such amendments and supplements to the Registration Statement and the Final Prospectus Supplement used in connection therewith as may be necessary to keep the Registration Statement effective during the Effectiveness Period (but in any event at least until expiration of the ninety (90)-day period referred to in Section 4(3) of the Securities Act and Rule 174, or any successor thereto, thereunder, if applicable), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement during such period in accordance with the intended method(s) of disposition by the sellers thereof set forth in the Registration Statement;
     (d) furnish, without charge, to each Eligible Seller of Registrable Securities covered by the Registration Statement (i) a reasonable number of copies of the Registration Statement (including any exhibits thereto other than exhibits incorporated by reference), and of each amendment and supplement thereto as such Eligible Seller may request, (ii) such number of copies of the prospectus included in the Registration Statement (including each preliminary prospectus and any other prospectus filed under Rule 424 under the Securities Act) as such Eligible Seller may reasonably request, in conformity with the requirements of the Securities Act, and (iii) such other documents as such Eligible Seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Eligible Seller, but only during the Effectiveness Period;
     (e) use its reasonable best efforts to register or qualify such Registrable Securities under such other applicable securities or blue sky laws of such jurisdictions as any Eligible Seller of Registrable Securities covered by the Registration Statement reasonably requests as may be necessary for the marketability of the Registrable Securities and do any and all other acts and things which may be reasonably necessary or advisable to enable such Eligible Seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Eligible Seller; provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (e),

(ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction;
     (f) as promptly as practicable after becoming aware of such event, notify each Eligible Seller of such Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event which comes to the Company’s attention if as a result of such event the prospectus included in the Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company shall promptly prepare and furnish to such Eligible Seller and, if applicable, file with the Commission under the Securities Act, a supplement or amendment to such prospectus (or prepare and file appropriate reports under the Exchange Act) so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, unless suspension of the use of such prospectus otherwise is authorized herein or in the event of a Blackout Period, in which case no supplement or amendment need be furnished (or Exchange Act filing made) until the termination of such suspension or Blackout Period;
     (g) comply, and continue to comply during the period that the Registration Statement is effective under the Securities Act, in all material respects with the Securities Act and the Exchange Act and with all applicable rules and regulations of the Commission with respect to the disposition of all securities covered by the Registration Statement, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first full calendar month after the initial Effective Date, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;
     (h) as promptly as practicable after becoming aware of such event, notify each Eligible Seller of Registrable Securities being offered or sold pursuant to the Registration Statement of the initiation by the Commission of any proceedings with respect to, or the issuance by the Commission of any stop order or other suspension of effectiveness of the Registration Statement or the initiation of any proceeding against the Company pursuant to Section 8A of the Securities Act and use its reasonable best efforts to prevent the issuance of such stop order, obtain the revocation of such stop order or the lifting of such suspension or prevent the initiation of such proceeding, as the case may be, as soon as practicable;
     (i) use its reasonable best efforts to cause all the Registrable Securities covered by the Registration Statement to be listed on the New York Stock Exchange or such other principal securities market on which securities of the same class or series issued by the Company are then listed or traded;
     (j) provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities at all times;

     (k) cooperate with the Eligible Sellers that sell Registrable Securities pursuant to the Registration Statement to issue and deliver such Registrable Securities in uncertificated book-entry form (not bearing any restrictive notations) to be offered pursuant to the Registration Statement and enable such book-entries to be in such denominations or amounts as the Eligible Sellers may reasonably request, registered in such names as the Eligible Sellers may request and delivered to the purchasers thereof within the settlement cycle specified in Rule 15c6-1 under the Exchange Act in relation to such sale; and
     (l) during the Effectiveness Period, refrain from bidding for or purchasing any Weatherford Shares or any right to purchase Weatherford Shares or attempting to induce any Person to purchase any such security or right if such bid, purchase or attempt would in any way limit the right of the Eligible Sellers to sell Registrable Securities by reason of the limitations set forth in Regulation M under the Exchange Act.
     6. Suspension of Offers and Sales. Each Eligible Seller of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(f) hereof or of the commencement of a Blackout Period, such Eligible Seller shall discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Eligible Seller’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 5(f) hereof or notice of the end of the Blackout Period, and, if so directed by the Company, such Eligible Seller shall deliver to the Company (at the Company’s expense) all copies (including, without limitation, any and all drafts), other than permanent file copies, then in such Eligible Seller’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the applicable period mentioned in Section 5(a)(i) hereof shall be extended by the greater of (i) ten (10) Business Days or (ii) the number of days during the period from and including the date of the giving of such notice pursuant to Section 5(f) hereof to and including the date when each Eligible Seller of Registrable Securities covered by the Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 5(f) hereof.
     7. Registration Expenses. The Company shall pay all required registration and filing fees in connection with any registration of the Registrable Securities. Except as provided above or elsewhere herein, each of the Company and Seller (on its behalf and on behalf of all Eligible Sellers) shall pay their own other expenses incurred in connection with any Registration Statement filed pursuant to this Agreement, including, without limitation, the fees and disbursements of their respective counsel, accountants, and other representatives.
     8. Assignment of Rights. No Eligible Seller may assign its rights under this Agreement to any party without the prior written consent of the Company; provided, however, that an Eligible Seller may assign its rights under this Agreement without such consent to a Permitted Transferee as long as (a) such transfer or assignment is effected in accordance with applicable securities Laws; (b) such transferee or assignee agrees in writing to become a party to, and be subject to, the terms of this Agreement; and (c) the Company is given written notice by such Eligible Seller of such transfer or assignment, stating the name and address of the transferee or assignee and identifying the Registrable Securities with respect to which such rights are being transferred or assigned. The Company shall, upon request of Seller, file an amendment or supplement to the Registration Statement (or, as appropriate, to the prospectus included therein) to register sales of Registrable Securities by such Permitted Transferees and shall bear any and all expenses incurred by it in connection with the first two amendments or supplements so requested; provided that, notwithstanding anything else herein to the contrary, Seller shall pay any and all expenses properly incurred by the Company in connection with any subsequent amendments or supplements so requested by Seller, including, without limitation, the reasonable fees and disbursements of Company’s counsel, accountants, and other representatives incurred in connection therein.
     9. Information by Eligible Sellers; Free Writing Prospectuses.
     (a) The Eligible Sellers shall furnish to the Company such information regarding such Eligible Sellers and the distribution proposed by such Eligible Sellers as the Company may reasonably request in writing. Seller agrees that its name as it is to be listed in the Registration Statement is accurately set forth above. Notwithstanding anything else herein to the contrary, the Company shall have no obligation to file an amendment or supplement to the Registration Statement (or, as appropriate, to the prospectus included therein) to register sales of Registrable Securities by any Eligible Seller until such Eligible Seller (or Seller on its behalf) shall have furnished the Company with all information and statements about or pertaining to such Eligible Seller in such reasonable detail and on such timely basis as is reasonably deemed by the Company to be legally required with respect to the preparation of the Registration Statement.
     (b) None of Seller or any Eligible Seller (or any Person on their behalf) shall prepare or use any Free Writing Prospectus (as such term is defined in Rule 405 under the Securities Act) unless any and all issuer information included therein has been approved by the Company in writing specifically for use by the Eligible Sellers in a Free Writing Prospectus, which approval the Company may withhold in its reasonable discretion.
     10. Indemnification.
     (a) In connection with the offer and sale of Registrable Securities under the Registration Statement, the Company shall, and hereby does, indemnify and hold harmless, to the fullest extent permitted by Law, each Eligible Seller, its directors, officers, each broker of an Eligible Seller who acts or is deemed to have acted under Applicable Law as (i) an underwriter in the offering or sale of such securities in accordance with Applicable Law or (ii) an “offeror” or “seller” of such securities within the meaning of Section 12 of the Securities Act, and each Person, if any, who controls any such Eligible Seller or any such broker within the meaning of the Securities Act or the Exchange Act, against any Losses to which any such Person may become subject under the Securities Act or the Exchange Act insofar as such Losses (or Proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (with respect to the Registration Statement) or not misleading in light of the circumstances under which they were made (with respect to any prospectus), and the Company shall reimburse the Eligible Seller for any legal or any other Losses reasonably incurred by them in connection with investigating, defending or settling any such Loss or Proceeding; provided that the Company shall not be liable in any such case (i) to the extent that any such Loss (or Proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from such Registration Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with information furnished to the Company by or on behalf of such Eligible Seller in writing expressly for use therein or (ii) if the Company had provided to such Eligible Seller a copy of an amended preliminary prospectus or final prospectus that corrected such untrue or alleged untrue statement or such omission or alleged omission and the Person asserting any such Loss (or Proceeding in respect thereof) who purchased the Registrable Securities that are the subject thereof did not receive a copy of such preliminary or final prospectus at or prior to the written confirmation of the sale of such Registrable Securities to such Person because of the failure of such Eligible Seller to so provide such amended preliminary or final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Eligible Sellers and shall survive the transfer of such shares by the Eligible Sellers.
     (b) As a condition to including any Registrable Securities to be offered by an Eligible Seller in the Registration Statement filed pursuant to this Agreement, each such Eligible Seller agrees to be bound by the terms of this Section 10 and to indemnify and hold harmless, to the fullest extent permitted by Law, the Company against any Losses to which the Company may become subject under the Securities Act or otherwise, insofar as such Losses (or Proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement in or omission or alleged omission from such Registration Statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information about such Eligible Seller furnished to the Company by or on behalf of such Eligible Seller in writing expressly for use therein, and such Eligible Seller shall reimburse the Company for any legal or other expenses reasonably incurred by them in connection with investigating, defending, or settling any such Loss or Proceeding; provided, however, that such indemnity agreement found in this Section 10 shall in no event exceed the gross proceeds from the offering received by such Eligible Seller. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company and shall survive the transfer by any Eligible Seller of such shares.
     (c) Promptly after receipt by an indemnified party of notice of the commencement of any Proceeding involving a claim referred to in Section 10(a) or (b) hereof (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 10(a) or (b) hereof, except to the extent that the indemnifying party is prejudiced by such failure to give notice. In case any such Proceeding is brought against an indemnified party, unless in the reasonable judgment of counsel to such indemnified party a conflict of interest between such indemnified and indemnifying parties may exist or the indemnified party may have defences not available to the indemnifying party in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defence thereof, with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defence thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defence thereof, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defences thereof or the indemnifying party fails to defend such claim in a diligent manner, other than reasonable costs of investigation. Neither an indemnified nor an indemnifying party shall be liable for any settlement of any Proceeding effected without its consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement, which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all Liability in respect of such claim. Notwithstanding anything to the contrary set forth herein, and without limiting any of the rights set forth above, in any event any party shall have the right to retain, at its own expense, counsel with respect to the defence of a claim.
     (d) If the indemnification provided for in this Section 10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Loss referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall (i) contribute to the amount paid or payable by such indemnified party as a result of such Loss or Proceeding as is appropriate to reflect the proportionate relative fault of the indemnifying party on the one hand and the indemnified party on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission), or (ii) if the allocation provided by clause (i) above is not permitted by Applicable Law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, not only the proportionate relative fault of the indemnifying party and the indemnified party, but also the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, as well as any other relevant equitable considerations; provided, however, that each Eligible Seller shall not be liable for any such Loss in an amount greater than such Eligible Seller received as gross proceeds from the sale of such Eligible Seller’s Registrable Securities. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls any such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party.
     11. Rule 144. For the a period of at least twelve (12) months following Completion (and for a period of at least six (6) months following the Settlement Date, if any Contingent Shares are issued to Seller on such date), the Company will use its reasonable best efforts (a) to timely file all reports required to be filed by the Company after the date hereof under the Securities Act and the Exchange Act (including the reports pursuant to Section 13(a) or 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144) and the rules and regulations adopted by the Commission thereunder), and (b) if the Company is not required to file reports pursuant to such sections, it will prepare and furnish to the Eligible Sellers and make publicly available in accordance with Rule 144(c) such information as is required for the Eligible Sellers to sell Weatherford Shares under Rule 144, all to the extent required from time to time to enable the Eligible Sellers to sell Weatherford Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.
     12. Miscellaneous.
     (a) Governing Law. This Agreement shall be governed by and construed in accordance with English Law. References to any English statutory provision or legal term for any action, remedy, method of judicial Proceeding, legal document, legal status, court, official or other legal concept, state of affairs or thing shall, in respect of any jurisdiction other than England be deemed to include that which most nearly approximates in that jurisdiction to the English statutory provision or legal term or other legal concept, state of affairs or thing. Any dispute, claim or controversy arising from, relating to, or in connection with this Agreement established hereby or thereby, including any question regarding their existence, validity, termination, or the performance or breach thereof, shall be referred to and finally resolved and settled by arbitration pursuant to the applicable provisions of Section 11.09 of the Purchase Agreement.
     (b) Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, Permitted Assigns, executors and administrators of the parties hereto.
     (c) Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.
     (d) Notices, etc. All notices, requests, claims and other communications hereunder shall be in writing and will be deemed given to a party when (a) received by delivery in Person or by overnight courier, (b) sent by electronic mail with confirmation of transmission by the transmitting equipment or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the addresses and marked to the attention of the individual’s name set forth in the signature pages to the Purchase Agreement (or at such other address for a party as shall be specified by such party by like notice). Copies to be sent as indicated shall be courtesy copies, and failure to deliver any such courtesy copies shall not invalidate any notice properly delivered to the Company or Seller as set forth above.
     (e) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.
     (f) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or Judgment, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.
     (g) Amendments. This Agreement may not be amended, except by an instrument in writing signed by Seller and the Company.
     (h) Effective Date of this Agreement. This Agreement is effective as of Completion, as defined in the Purchase Agreement. If Completion does not occur within 30 Business Days of the Contribution Date, this Agreement shall become void.
(Signatures on following pages)

     IN WITNESS WHEREOF, this Registration Rights Agreement is hereby executed as of the date first above written.

COMPANY: WEATHERFORD INTERNATIONAL LTD.
By:	/s/ Joseph C. Henry
	Name:	Joseph C. Henry
	Title:	Vice President

(Signature of Seller on following page)
[Signature page to Registration Rights Agreement]

SELLER: NOVY INVESTMENTS LIMITED
By:	/s/ Sophia Ioannou
	Name:	Sophia Ioannou
	Title:	Director

By:	/s/ Maria Pitta
	Name:	Maria Pitta
	Title:	Director

[Signature page to Registration Rights Agreement]